Exhibit 23.2




                         CONSENT  OF  INDEPENDENT  AUDITORS



        We consent to the incorporation by reference in the registration statement on Form S-8, to be filed on or about June 27, 2002, of our report, which expressed substantial doubt about the Company's ability to continue as a going concern, dated February 28, 2002 (March 21, 2002 with respect to Note M) on our audit of the financial statements included in the 2001 annual report on
Form 10-K/A-2 of Life Medical Sciences, Inc.   We also consent to the reference
to our firm in the Experts  section  of  the  Form  S-8.



                                              /s/ Eisner LLP


New  York,  New  York
June  27,  2002